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                                  EXHIBIT 10.32

                               SECOND AMENDMENT OF
                             VALLEY INDEPENDENT BANK
                              AMENDED AND RESTATED
                          SALARY CONTINUATION AGREEMENT

         WHEREAS, Valley Independent Bank, a state chartered commercial bank located in El Centro, California (the "Company"), and Dennis L. Kern (the "Executive") have entered into the Valley Independent Bank Amended and Restated Salary Continuation Agreement (the "Salary Continuation Agreement"); and

         WHEREAS, the Salary Continuation Agreement was amended and restated effective as ]of November 13, 2000 and further amended as of July 1, 2002, and further amendment of the Salary Continuation Agreement now is considered desirable;

         NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company and the Executive by Article 7 of the Salary Continuation Agreement, and pursuant to the authority delegated to the undersigned officer of the Company to act on the Company's behalf, the Salary Continuation Agreement is amended, effective July 30, 2002, in the following particulars:

         1. By adding the following new Article 1A immediately prior to Article 1 of the Salary Continuation Agreement as a part thereof:

                                   "ARTICLE 1A
                     Deferred Payment and Waiver Provisions

         1A.1 Deferred Payment and Waiver Provisions. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall apply:

               (a) If, during the Employment Period (as that term is defined in that certain Employment Agreement dated July 30, 2002, entered into between the Executive and Valley Independent
                    Bank), the Executive voluntarily terminates his employment with the Company for any reason other than the Executive's death or Disability, then the Executive will be entitled to benefits under this Agreement, and the Executive hereby waives any right to assert any other claim of any kind for such benefits in such event, at the following rate: 50% of benefit if Executive terminates employment prior to March 31, 2003, increasing by 12.5% at the end of each calendar quarter beginning with March 31, 2003.

               (b) Any benefits payable to the Executive under this Agreement, other than benefits that become payable as a result of the Executive's death or Disability, shall not commence


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                    payment until the first day of the first month following the later of the date on which the Executive attains age 65 or the Executive's Termination of Employment."


         2. By deleting and not replacing Section 1.1 of the Salary Continuation Agreement in its entirety.

         3. By deleting and not replacing Sections 2.4, 2.4.1 and 2.4.2 of the Salary Continuation Agreement in their entirety and renumbering the remaining
Section 2.4.3 as "Section 2.4".

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Executive have caused this amendment to be executed this 30th day of July, 2002.

                                        VALLEY INDEPENDENT BANK

                                          /s/ Harry G. Gooding
                                        ---------------------------------------
                                        By:  Harry G. Gooding
                                            -----------------------------------
                                        Its:  EVP/CFO
                                             ----------------------------------


                                          /s/  Dennis L. Kern
                                        ---------------------------------------
                                        EXECUTIVE




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